UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

SoundThinking, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38107	47-0949915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39300 Civic Center Dr.
Suite 300
Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

(510) 794-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	SSTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 28, 2026, SoundThinking, Inc. (the “Company” or “SoundThinking”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Transom Signal AcquireCo, LLC, a Delaware limited liability company (“Parent”), and Transom Signal MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Transom Capital Group, LLC. Capitalized terms used but not defined herein have the meanings given to them in the Merger Agreement.

The Offer. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Parent will cause Merger Sub to commence a tender offer (the “Offer”) no later than fifteen (15) business days after the date of the Merger Agreement, to purchase any and all of the shares of the Company’s common stock, par value $0.005 per share (the “Shares”), issued and outstanding immediately prior to the Offer Acceptance Time, other than Company Excluded Shares (as defined below), for (i) $8.00 per Share, net to the stockholder of such Share in cash, without interest (the “Closing Amount”), plus (ii) one non-transferable contingent value right per Share (each, a “CVR”; the Closing Amount, together with one CVR, as such consideration may be amended or adjusted in accordance with the terms of the Merger Agreement, the “Offer Price”), which represents the contractual right to receive one contingent cash payment of up to $3.00 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of all specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent (the “Rights Agent”), on the terms described below under “Contingent Value Rights Agreement.” The Offer will remain open for twenty (20) business days, subject to extension under certain circumstances.

Board Recommendation. The board of directors of the Company (the “Board”) has unanimously, by resolutions duly adopted at a meeting of the Board duly called and held, (i) determined that the Merger Agreement, the CVR Agreement and the Transactions (as defined below) are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved the Merger Agreement, the CVR Agreement and the Transactions, including the Offer and the Merger, (iii) resolved that the Merger shall be effected under Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and (iv) recommended that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer (such recommendation, the “Company Board Recommendation”), in each case upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger. Following the consummation of the Offer, and subject to the satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions set forth in the Merger Agreement, Parent, Merger Sub and the Company will, in accordance with Section 251(h) of the DGCL, without a vote of the stockholders of the Company, effect a merger of Merger Sub with and into the Company (the “Merger” and, together with the Offer, the “Transactions”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) that is not validly tendered and irrevocably accepted for payment in the Offer (other than Shares (i) owned by the Company, Parent, Merger Sub or any other wholly owned subsidiary of the Company or Parent (“Company Excluded Shares”) and (ii) held by stockholders who have properly exercised and perfected appraisal rights under Section 262 of the DGCL (“Company Dissenting Shares”)), will be canceled and converted into the right to receive the Offer Price.

Conditions. The obligations of Merger Sub to accept for purchase, and pay for, Shares validly tendered (and not validly withdrawn) pursuant to the Offer are subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain customary conditions set forth in the Merger Agreement, including that there have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares, if any, then beneficially owned by Parent and its Affiliates, would represent at least one Share more than 50% of the total number of Shares outstanding at the time of expiration of the Offer (the “Minimum Condition”). The Minimum Condition may not be waived by Parent or Merger Sub without the prior written consent of the Company. In addition, the obligation of Merger Sub to consummate the Offer is conditioned upon, among other things, the accuracy of the Company’s representations and warranties (subject to certain materiality exceptions), and material compliance of the Company with its covenants under the Merger Agreement. Parent and Merger Sub’s obligations to consummate the Offer and the Merger are not subject to a condition that any financing be received by Parent or Merger Sub for the consummation of the transactions contemplated by the Merger Agreement. The closing of the Merger is expected to occur in the fourth quarter of 2026, subject to the satisfaction or waiver of the closing conditions.

Company Awards. At the Effective Time, the Company’s outstanding equity awards will be treated as follows:

Vested Options

•

Each option to purchase Shares (each, a “Company Option”) that is vested and outstanding immediately prior to the Effective Time (including any Company Option that becomes vested upon the consummation of the Merger) and that has a per share exercise price less than the Per Share Cash Amount will be canceled and converted into the right to receive (A) an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the total number of Shares covered by such vested Company Option immediately prior to the Effective Time multiplied by (ii) the excess of the Per Share Cash Amount over the per share exercise price of such Company Option, and (B) one CVR for each Share subject to such Company Option.

•

Each vested Company Option with a per share exercise price equal to or greater than the Per Share Cash Amount but less than the sum of the Per Share Cash Amount and the maximum aggregate CVR payment of $3.00 per CVR will be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the total number of Shares covered by such vested Company Option immediately prior to the Effective Time multiplied by (ii) the cash payment a holder of one CVR would receive, as and when such payment is made to the holders of CVRs; provided that each such Company Option shall only receive the excess, if any, of the sum of (A) the Per Share Cash Amount plus (B) such CVR payment minus the applicable per share exercise price of such Company Option.

•	Each vested Company Option with a per share exercise price equal to or greater than the sum of the Per Share Cash Amount and $3.00 will be canceled for no consideration.

Unvested Options

•

Each unvested Company Option with a per share exercise price less than the Per Share Cash Amount will be canceled and converted into the right to receive (A) a restricted cash award with a cash value equal to (i) the total number of Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess of the Per Share Cash Amount over the per share exercise price of such Company Option and (B) one CVR for each Share subject to such Company Option immediately prior to the Effective Time.

•

Each unvested Company Option with a per share exercise price that is equal to or greater than the Per Share Cash Amount and less than the sum of the Per Share Cash Amount and the maximum aggregate CVR payment of $3.00 will be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the total number of Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the total cash payments a holder of one CVR would have received, as and when such CVR payment is made to the holders of CVRs, which shall equal, for each Share subject to such Company Option immediately prior to the Effective Time: the excess, if any, of the sum of (A) the Per Share Cash Amount minus the applicable exercise price of such Company Option plus (B) such CVR payment.

•	Each unvested Company Option with a per share exercise price equal to or greater than the sum of the Per Share Cash Amount and $3.00 will be canceled for no consideration.

Restricted Stock Units and Performance-Based Restricted Stock Units

•

Each restricted stock unit covering Shares subject to time-based vesting conditions (each, a “Company RSU”) that is vested and outstanding immediately prior to the Effective Time (including any Company RSU that vests upon the consummation of the Merger) will be canceled and converted into the right to receive (A) an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of the total number of Shares covered by such Company RSU multiplied by the Per Share Cash Amount, and (B) one CVR for each Share covered by such Company RSU.

•

Each outstanding unvested Company RSU will be canceled in exchange for the right to receive (A) a restricted cash award (a “RSU Restricted Cash Award”) with respect to a cash value equal to the product of the total number of Shares underlying such unvested Company RSU multiplied by the Per Share Cash Amount and (B) one CVR for each Share subject to such unvested Company RSU immediately prior to the Effective Time. Both the RSU Restricted Cash Award and payments in respect of the corresponding CVR shall vest and become payable subject to the same vesting schedule and service-based forfeiture conditions as the corresponding Company RSU immediately prior to the Effective Time, and shall be paid in cash (without interest and less applicable tax withholding) as soon as practicable following (and in no event later than thirty (30) days after) each applicable vesting event or, in respect of the CVR, if later, the date on which payments are made to the holders of CVRs.

•

Each performance-based restricted stock unit (each, a “Company PRSU”) that is outstanding as of the Effective Time shall be assumed and converted into (A) a restricted cash award (a “PRSU Restricted Cash Award”) with a cash value equal to the product of the total number of Shares underlying such Company PRSU multiplied by the Per Share Cash Amount, and (B) one CVR for each share subject to such Company PRSU. Both the PRSU Restricted Cash Award and any payments in respect of the corresponding CVR shall vest and become payable subject to the same vesting schedule and performance- and service-based forfeiture conditions that applied to the corresponding Company PRSU immediately prior to the Effective Time, and shall be paid in cash (without interest and less applicable tax withholding) as soon as practicable following (and in no event later than thirty (30) days after) each applicable vesting event or, in respect of the CVR, if later, the date on which payments are made to the holders of CVRs.

ESPP. The Company has agreed to take such actions with respect to the Company’s 2017 Employee Stock Purchase Plan (the “Company ESPP”) that are necessary to provide that (i) the Company ESPP will terminate immediately prior to the Effective Time, (ii) no new individuals will be permitted to enroll in the Company ESPP and no existing participant will be permitted to increase his or her rate of deductions and purchases following the date of the execution of the Merger Agreement, and (iii) no new offering period will commence under the Company ESPP following the date of the Merger Agreement.

Representations, Warranties and Covenants. The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to conduct its operations in the ordinary course of business consistent with past practice in all material respects and has agreed to certain other interim operating covenants, as set forth more fully in the Merger Agreement.

Non-Solicitation. The Company has also agreed to customary “no-shop” restrictions on its ability to directly or indirectly solicit company takeover proposals from third parties and engage in discussions or negotiations with third parties regarding company takeover proposals. Notwithstanding these restrictions, the Company may under certain circumstances, provide, pursuant to an acceptable confidentiality agreement, information to and engage or otherwise participate in discussions or negotiations with third parties with respect to a company takeover proposal that the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal and the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law.

Change of Recommendation. The Board is not permitted, among other things, to withhold, withdraw, amend, qualify or modify, or propose to withhold, withdraw, amend, qualify or modify, in any manner adverse to Parent, its recommendation that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer. However, subject to the satisfaction of certain conditions, including a match right for Parent, the Company and the Board, as applicable, are permitted to take certain actions, as more fully described in the Merger Agreement, which may include changing the Board’s recommendation or terminating the Merger Agreement to enter into an alternative acquisition agreement in response to a bona fide written alternative acquisition proposal that has not been withdrawn, if the Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such alternative acquisition proposal constitutes a Superior Proposal and that the failure to change the Board’s recommendation or terminate the Merger Agreement to enter into such alternative acquisition agreement is inconsistent with its fiduciary duties under applicable law. In addition, the Board is permitted to change its recommendation for certain intervening events not related to, among others, the receipt of an unsolicited proposal, subject to the satisfaction of certain conditions, including a match right for Parent, if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action is inconsistent with its fiduciary duties to the Company’s stockholders under applicable law.

Termination and Termination Fee. The Merger Agreement includes customary termination provisions for both the Company and Parent, including that either the Company or Parent may terminate the Merger Agreement if the Offer has not been consummated by March 28, 2027, subject to extension under certain circumstances. The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company under specified circumstances to accept a Superior Proposal and enter into an alternative acquisition agreement providing for the consummation of the transaction contemplated thereby, the Company will be required to pay or cause to be paid to Parent a termination fee (the “Company Termination Fee”) of $4,500,000.

Specific Performance; Post-Termination Liability. The Merger Agreement also provides that the Company, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement. In the event the Merger Agreement is validly terminated, the Merger Agreement also provides that in no event shall the maximum aggregate liability of the Parent Related Parties, including in cases involving the Parent’s fraud or willful breach, exceed $14,250,000 (the “Parent Liability Limit”).

Equity Commitment and Limited Guarantee. Concurrently with the execution of the Merger Agreement, Transom Capital Fund IV, L.P. (the “Investor” or “Transom”) delivered to Parent an equity commitment letter (the “Equity Commitment Letter”) pursuant to which the Investor has committed, on the terms and subject to the conditions set forth therein, to purchase or cause to be purchased equity or debt securities of Parent for an aggregate cash purchase price of up to $120,630,251.00 to fund a portion of the amounts payable by Parent in connection with the Transactions. The Investor also delivered to the Company a limited guarantee (the “Limited Guarantee”) in favor of the Company, pursuant to which the Investor has guaranteed the due and punctual payment of certain monetary obligations of Parent and Merger Sub that survive termination of the Merger Agreement, including obligations that may become payable pursuant to the Merger Agreement, subject to a cap equal to the Parent Liability Limit.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included in this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement were made by the parties only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

The Company’s stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions of those provisions, as characterizations of the actual state of facts or conditions of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read with the other information regarding the Merger Agreement, the Merger, the Company, Parent, Merger Sub and their respective businesses that will be contained in, or incorporated by reference into, the filings that the Company makes from time to time with the Securities and Exchange Commission (the “SEC”).

Tender and Support Agreement

Simultaneously with the execution of the Merger Agreement, Veradace Partners, LP (“Veradace”) entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with Parent and Merger Sub. Veradace beneficially owns approximately 15.8% of the outstanding shares of common stock of the Company.

Pursuant to the Tender and Support Agreement, Veradace has agreed, among other things, to (1) validly tender its Subject Shares (as defined in the Tender and Support Agreement) into the Offer and not withdraw such shares, (2) vote its Subject Shares against any competing takeover proposal and other actions that would impede the Transactions, and (3) not transfer its Subject Shares, in each case subject to certain exceptions. The Tender and Support Agreement also contains customary non-solicitation and other obligations and terminates automatically upon the valid termination of the Merger Agreement, the Effective Time, or certain other events described therein.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Tender and Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Tender, Support and Reinvestment Agreement

Concurrently with the execution of the Merger Agreement, Gary M. Lauder and certain affiliated stockholders of the Company entered into a tender, support and reinvestment agreement (the “Tender, Support and Reinvestment Agreement”) with Parent, Merger Sub and certain of Parent’s affiliates. These stockholders beneficially own approximately 17.0% of the outstanding shares of common stock of the Company.

Pursuant to the Tender, Support and Reinvestment Agreement, the applicable stockholders have agreed, among other things, and subject to the terms and conditions of the Tender, Support and Reinvestment Agreement, to (1) validly tender their Subject Shares (as defined in the Tender, Support and Reinvestment Agreement) into the Offer and not withdraw such shares, (2) vote their Subject Shares against any competing takeover proposal and other actions that would impede the Transactions, (3) not transfer their Subject Shares, in each case subject to certain exceptions, and (4) following the Effective Time, purchase equity interests of Transom Signal HoldCo, Inc., a Delaware corporation, in exchange for an aggregate amount of cash calculated to result in the applicable stockholders holding, in the aggregate, an agreed percentage of the equity interests of Transom Signal TopCo, LP, a Delaware limited partnership (“Topco”), and immediately thereafter contribute such equity interests to Topco in exchange for equity interests of equivalent value in Topco. The Tender, Support and Reinvestment Agreement also contains customary non-solicitation and other obligations and terminates automatically upon the valid termination of the Merger Agreement, the Effective Time, or certain other events described therein.

The foregoing description of the Tender, Support and Reinvestment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Tender, Support and Reinvestment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Contingent Value Rights Agreement

At the Effective Time, Parent, the Company and the Rights Agent are expected to enter into the CVR Agreement. Pursuant to and subject to the terms and conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time (other than Company Excluded Shares and Company Dissenting Shares) will convert into the right to receive (i) the Per Share Cash Amount and (ii) one CVR, and certain outstanding equity awards of the Company will convert into the right to receive the Per Share Cash Amount and/or CVRs, as applicable, subject to the terms of the Merger Agreement and the CVR Agreement (as described above).

The CVRs are contractual rights only, represent an integral part of the consideration to be received in the Offer, and will not be certificated or evidenced by any form of certificate or instrument. The CVRs will not be transferable or assignable, except under limited circumstances. The CVRs will not carry any voting rights, dividend rights or stated rate of interest and will not represent any equity or ownership interest in Parent, Merger Sub, the Company or any of their respective affiliates. The CVRs will not be registered with the SEC or listed for trading on any securities exchange.

Each CVR represents a non-transferable contractual contingent right to receive a cash payment of up to $3.00 per CVR, without interest, upon achievement of specified revenue milestones for the Company’s fiscal year commencing January 1, 2027 and ending December 31, 2027 and, for certain other specified, limited revenues, a period of 120 days thereafter (the “Milestone Period”), as follows:

•

if Revenue (as defined in the CVR Agreement) for the Company’s ShotSpotter and SafePointe products for the Milestone Period equals or exceeds $73,500,000 (the “Minimum Milestone”), each CVR holder will be entitled to receive $0.50 per CVR; and

•

for each additional $500,000 increment of Revenue for the Company’s ShotSpotter and SafePointe products above $73,500,000 up to and including $75,500,000 (each, an “Additional Milestone”), each CVR holder will be entitled to receive an additional $0.05 per CVR; and

•

for each additional $250,000 increment of Revenue for the Company’s ShotSpotter and SafePointe products above $75,500,000 up to and including $87,000,000, each CVR holder will be entitled to receive an additional $0.05 per CVR, such that the maximum aggregate payment will not exceed $3.00 per CVR if Revenue for the Company’s ShotSpotter and SafePointe products for the Milestone Period equals or exceeds $87,000,000.

The CVR Agreement provides that Parent will use Commercially Diligent Efforts (as defined in the CVR Agreement) to achieve the Minimum Milestone and any Additional Milestones. There can be no assurance that the Minimum Milestone or any Additional Milestone will be achieved, or that any payment will ever be made in respect of the CVRs.

The foregoing summary of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of CVR Agreement, which is included as Exhibit A to the Merger Agreement attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transaction Bonuses

In connection with the Merger, the Compensation and Human Capital Committee of the Board (the “Compensation Committee”) approved cash transaction bonuses (the “Transaction Bonuses”) for certain employees of the Company, including Ralph A. Clark, the Company’s President and Chief Executive Officer, and Alan R. Stewart, the Company’s Chief Financial Officer, in the amounts of $525,000 and $200,000, respectively. Each Transaction Bonus is payable in cash, less applicable tax withholdings, subject to and contingent upon (i) the consummation of the Merger and (ii) the applicable recipient’s continuing employment with, or service to, the Company through the time immediately prior to the effective time of the Merger. Each Transaction Bonus shall be paid to the respective recipients immediately prior to the effective time of the Merger.

Severance Benefits

In connection with the Merger, the Compensation Committee approved amendments to the severance benefits applicable for certain employees of the Company, including Mr. Clark and Mr. Stewart (each, a “Covered Executive”), in each case superseding and replacing any severance benefits to which such Covered Executive may otherwise be entitled under his offer letter or any other agreement or arrangement with the Company.

Under the approved arrangements, if the employment of Mr. Clark or Mr. Stewart is terminated by the Company (or its successor or any affiliate thereof) without cause or by the applicable Covered Executive for good reason, such Covered Executive will be entitled to receive (i) a lump sum payment equal to his base salary for twelve months, (ii) reimbursement of premiums for continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for twelve months following the date of termination (or, if earlier, until the Covered Executive becomes eligible for comparable coverage through a subsequent employer), (iii) a lump sum payment equal to a pro-rated portion of such Covered Executive’s target bonus for the fiscal year in which the termination occurs, calculated based on the number of days elapsed in such fiscal year through the date of termination and (iv) acceleration of vesting of such Covered Executive’s then-outstanding time-based equity awards by twelve months for Mr. Clark and six months for Mr. Stewart.

The foregoing summary of the severance benefits and payments is based on the amendments to their offer letters that each Covered Executive entered into with the Company (together, the “Amendments”) and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached hereto as Exhibits 10.4 and 10.5 and are incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

Joint Press Release

On September 29, 2026, the Company and Parent issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Additional Information and Where to Find It

In connection with the proposed transaction, Parent and Merger Sub will commence a tender offer for all of the outstanding shares of common stock of the Company. The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to purchase shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Transom intends to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

Once filed, investors will be able to obtain a free copy of these materials and other documents filed by the Company and Transom with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at ir.soundthinking.com.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER TO PURCHASE AND THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY, AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE PROPOSED TRANSACTION THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that refer to the transaction positioning the Company’s business for the future and enabling the Company to operate with greater flexibility as a private company; and statements regarding the structure, timing, and completion of the proposed transaction between Transom and the Company. Forward-looking statements often address expected future business and financial performance and often contain words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend” and similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control and are not guarantees of future results. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such statements, events or results may not accurately indicate the timing of, or the date by which, such events or results will be consummated or achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. You should not place undue reliance on these forward-looking statements. Such risks, uncertainties and contingencies include, among others: (i) the satisfaction or waiver of closing conditions to the potential transaction in the anticipated timeframe or at all; (ii) uncertainty as to how many of the Company’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; (iii) the expected timing of the potential transaction; (iv) the possibility that competing offers will be made; (v) the effect of the announcement of the potential transaction on the Company’s business relationships, including with partners, customers and employees; (vi) the magnitude of transaction-related costs associated with the potential transaction and the possibility that anticipated synergies and other anticipated benefits of the potential transaction will not be realized in the amounts expected, within the expected timeframe or at all; (vii) the risk of litigation and/or regulatory actions related to the proposed transaction; (viii) the risk that milestones under the CVRs will not be reached and that payments under the CVRs will not be made; (ix) the risk that the Company’s stock price may fluctuate during the pendency of the transaction; (x) the response of competitors and other market participants to the potential transaction; (xi) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (xii) the diversion of the Company’s or Transom’s respective management’s time and attention from ongoing business operations and opportunities; (xiii) difficulties or unanticipated expenses in connection with integrating the parties’ operations, products and employees; (xiv) the expected tax treatment of the potential transaction; (xv) the impact of global macroeconomic conditions on the Company’s business; and (xvi) other circumstances beyond the Company’s and Transom’s control, including those included elsewhere in the Company’s periodic filings with the SEC. There can be no assurance that the potential transaction described above will in fact be consummated in the manner described or at all. Stockholders, investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, please see the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this Current Report on Form 8-K and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by applicable law, neither the Company nor Transom undertakes any duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 28, 2026, by and among Transom Signal AcquireCo, LLC, Transom Signal MergerSub, Inc. and SoundThinking, Inc.

10.1*	Tender and Support Agreement, dated as of September 28, 2026, by and among Veradace Capital, LP, Transom Signal AcquireCo, LLC and Transom Signal MergerSub, Inc.

10.2*

Tender, Support and Reinvestment Agreement, dated as of September 28, 2026, by and among Transom Signal AcquireCo, LLC, Transom Signal MergerSub, Inc., the other affiliates of Transom party thereto and the persons listed on Schedule A thereto who are signatories to such agreement.

10.3	Form of Contingent Value Rights Agreement (included in Exhibit A within Exhibit 2.1).

10.4	Amendment to Letter Agreement, dated as of September 28, 2026, by and between Ralph A. Clark and SoundThinking, Inc.

10.5	Amendment to Letter Agreement, dated as of September 28, 2026, by and between Alan R. Stewart and SoundThinking, Inc.

99.1	Joint Press Release, dated as of September 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoundThinking, Inc.

	By:	/s/ Ralph A. Clark
Dated: September 29, 2026		Ralph A. Clark
President and Chief Executive Officer